UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2025

SPHERE ENTERTAINMENT CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 258-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Class A Common Stock	SPHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on October 11, 2024, MSGN Holdings L.P. (“MSGN L.P.”), an indirect wholly owned subsidiary of Sphere Entertainment Co. (the “Company”), the guarantors identified therein (the “Guarantors” and, together with MSGN L.P., collectively, the “Loan Parties”), JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the lenders party thereto (the “Supporting Lenders”) entered into a Forbearance Agreement (the “Forbearance Agreement”) pursuant to which the Supporting Lenders agreed, subject to the terms of the Forbearance Agreement, to forbear, during the Forbearance Period (as defined in the Forbearance Agreement), from exercising certain of their available remedies under the Amended and Restated Credit Agreement, dated as of October 11, 2019, by and among MSGN L.P., the Guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (as amended, the “MSGN Credit Agreement”) with respect to or arising out of MSGN L.P.’s failure to make payment on the outstanding principal amount under the term loan facility on the maturity date of October 11, 2024. The Forbearance Period was initially scheduled to expire on November 8, 2024 and had been subsequently extended to February 4, 2025.

On February 4, 2025, the parties agreed to further amend the Forbearance Agreement (the “Fourth Amended and Restated Forbearance Agreement”) to: (i) extend the Forbearance Period until the earlier to occur of (a) March 26, 2025 at 11:59 p.m. E.T., subject to the continued compliance with the covenants set forth therein, including the satisfaction of the Minimum Liquidity Test (as defined below), or such later date agreed to by MSGN L.P. and the Supporting Lenders that hold a majority in principal amount of term loans held by all Supporting Lenders and (b) the date on which any Termination Event (as defined in the Fourth Amended and Restated Forbearance Agreement) occurs; (ii) amend certain Termination Events; and (iii) add covenants to require the Loan Parties to (a) maintain any cash and cash equivalents of the Loan Parties in accounts subject to a control agreement in favor of the Agent and (b) hold an amount of unrestricted cash in such accounts as of the close of business of each Test Date (as defined in the Forbearance Agreement to include each Friday between February 4, 2025 and March 21, 2025 with an additional Test Date on March 26, 2025) that is equal to or more than the corresponding Minimum Liquidity Amount set forth in the Forbearance Agreement for such Test Date (the “Minimum Liquidity Test”). For clarity, all fees, expenses and other payments made in connection with the Forbearance Agreement were made by MSGN L.P.

The foregoing description of the Fourth Amended and Restated Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Fourth Amended and Restated Forbearance Agreement, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Fourth Amended and Restated Forbearance Agreement, dated as of February 4, 2025, by and among MSGN Holdings, L.P., certain subsidiaries of MSGN Holdings, L.P. identified therein, MSGN Eden, LLC, Regional MSGN Holdings LLC, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain confidential information, identified by bracketed asterisks “[*****]” has been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERE ENTERTAINMENT CO.
(Registrant)

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Senior Vice President, Deputy General Counsel and Secretary

Dated: February 4, 2025